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EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-34168) pertaining to the 2000 Employee Stock Purchase Plan of Saba Software, Inc. and the Registration Statement (Form S-8 No. 333-34170) pertaining to the 1997 Stock Incentive Plan, as amended, and the 2000 Stock Incentive Plan of Saba Software, Inc. of our report dated June 21, 2001, with respect to the consolidated financial statements of Saba Software, Inc. included in the Annual Report on Form 10-K for the year ended May 31, 2001.

/s/ ERNST & YOUNG LLP

Walnut Creek, California
August 27, 2001

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  EXHIBIT 23.1
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS